Exhibit 99.1

Contact: Mary Broaddus Tel 734.591.7375 broaddusm@valassis.com 19975 Victor Parkway, Livonia, MI 48152

FOR IMMEDIATE RELEASE

Valassis Announces Results for the Third Quarter Ended Sept. 30, 2012

Livonia, Mich., Oct. 25, 2012: Valassis (NYSE: VCI) today announced financial results for the third quarter ended Sept. 30, 2012. Third-quarter 2012 revenues were $523.8 million compared to $528.4 million in the prior year quarter. Third-quarter 2012 net earnings were $36.7 million, an increase of 33.5% from $27.5 million in the prior year quarter. This increase was primarily the result of the previously announced cost reductions and a favorable income tax adjustment resulting from the expiration of certain tax reserves. Third-quarter 2012 diluted earnings per share (EPS) was $0.90, an increase of 55.2% from $0.58 in the prior year quarter due to improved earnings coupled with a lower share base as a result of share repurchases. Third-quarter 2012 adjusted EBITDA* was $75.2 million, an increase of 7.7% from $69.8 million in the prior year quarter.

“This quarter, we delivered strong growth in EPS and adjusted EBITDA*,” said Rob Mason, President and Chief Executive Officer. “Notable gains in our Free-standing Insert business, ongoing operational improvements within Shared Mail, and continued cost containment efforts were key drivers that contributed to our results.”

Some additional highlights include:

•

Selling, General and Administrative (SG&A) Costs: Third-quarter 2012 SG&A costs were $73.4 million compared to prior year quarter costs of $80.5 million. This 8.8% decrease was primarily due to restructuring and other cost reduction measures that took place at the end of the second quarter.

•	Capital Expenditures: Capital expenditures were $4.0 million for the third quarter of 2012 and $15.8 million year to date.

•

Stock Repurchases: During third quarter 2012, we repurchased $21.2 million, or 0.8 million shares, of our common stock at an average price of $25.34 per share. Year to date, we have repurchased $87.1 million, or 4.1 million shares of our common stock at an average price of $21.08 per share under our stock repurchase program.

•	Liquidity:

•	We reduced total debt by $3.8 million during third-quarter 2012, and we ended the quarter with net debt (total debt less cash) of $501.0 million.

•	At Sept. 30, 2012, we had $90.3 million in cash.

Outlook

Based on our plan and current outlook, we are updating our full-year 2012 guidance as follows:

•	diluted EPS of $2.98 (previously $2.86) which reflects a favorable income tax adjustment of $0.12;

•	excluding one-time charges, adjusted diluted EPS* of $3.23 (previously $3.11) which reflects a favorable income tax adjustment of $0.12; and

•	capital expenditures to be between $20 million and $22 million (previously approximately $26 million).

The company has decided to no longer use diluted cash EPS as a financial performance measure.

VCI 3Q12 Earnings Page 2

Business Segment Discussion

•

Shared Mail: Revenues for the third quarter of 2012 were $331.4 million, an increase of 0.3% compared to the prior year quarter. Segment profit for the quarter was $52.3 million, an increase of 13.2% compared to the prior year quarter. The improvement in segment profit was due to an increase in pieces per package and effective cost management, including package optimization efforts and SG&A reductions.

•

Neighborhood Targeted: Revenues for the third quarter of 2012 were $75.8 million, a decrease of 1.4% compared to the prior year quarter. Segment loss for the quarter was $1.1 million compared to segment profit in the prior year quarter of $0.4 million due to continued margin pressure.

•

Free-standing Inserts (FSI): Revenues for the third quarter of 2012 were $72.2 million, a decrease of 1.8% compared to the prior year quarter. Segment profit for the quarter was $7.6 million, compared to a segment loss of $0.8 million in the prior year quarter. Segment results for the quarter were positively impacted primarily by an increase in average pages per book, which offset the absence of approximately $14 million in custom co-op revenue.

•

International, Digital Media & Services (IDMS): Revenues for the third quarter of 2012 were $44.4 million, a decrease of 6.5% compared to the prior year quarter. Segment revenues were negatively impacted primarily by the reduced consumer packaged goods spend affecting in-store as well as a decrease in coupon redemption volume impacting NCH, our coupon clearing business. The revenue decreases in these businesses offset the growth in our digital business. Segment profit for the quarter was $0.1 million compared to $3.2 million in the prior year quarter, primarily due to the continued investment in our digital business.

Segment Results Summary

	Quarter Ended Sept. 30,
Segment Revenues ($ in millions)	2012	2011	% Change
Shared Mail	$331.4	$330.5	0.3%
Neighborhood Targeted	$75.8	$76.9	-1.4%
Free-standing Inserts	$72.2	$73.5	-1.8%
International, Digital Media & Services	$44.4	$47.5	-6.5%
Total Segment Revenues	$523.8	$528.4	-0.9%

	Quarter Ended Sept. 30,
Segment Profit ($ in millions)	2012	2011	% Change
Shared Mail	$52.3	$46.2	13.2%
Neighborhood Targeted	$(1.1)	$0.4	-375.0%
Free-standing Inserts	$7.6	$(0.8)	*
International, Digital Media & Services	$0.1	$3.2	-96.9%
Total Segment Profit	$58.9	$49.0	20.2%

*	Not meaningful

Conference Call Information

We will hold an investor call today to discuss our third-quarter 2012 results at 11 a.m. (ET). The call-in number is 1-877-941-0844 (Conference ID: 4561501). The call will be simulcast on our website at www.valassis.com. This earnings release, webcast and a transcript of the conference call will be archived on our website under “Investors.”

VCI 3Q12 Earnings Page 3

Non-GAAP Financial Measures

*We define adjusted EBITDA as net earnings before interest expense, net, other non-cash expenses (income), net, income taxes, gain or loss on extinguishment of debt, restructuring and other non-recurring costs, depreciation, amortization, and stock-based compensation expense. We define adjusted net earnings and adjusted diluted EPS as net earnings and diluted EPS excluding the effect, net of tax, of loss on extinguishment of debt and related charges, and restructuring and other non-recurring costs. Adjusted EBITDA, adjusted net earnings and adjusted diluted EPS are non-GAAP financial measures commonly used by financial analysts, investors, rating agencies and other interested parties in evaluating companies, including marketing services companies. Accordingly, management believes that these non-GAAP measures may be useful in assessing our operating performance and our ability to meet our debt service requirements. In addition, these non-GAAP measures are used by management to measure and analyze our operating performance and, along with other data, as our internal measure for setting annual operating budgets, assessing financial performance of business segments and as performance criteria for incentive compensation. Additionally, because of management’s focus on generating shareholder value, of which profitability is a primary driver, management believes these non-GAAP measures, as defined above, provide an important measure of our results of operations.

However, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, operating income, cash flow, EPS or other income or cash flow data prepared in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments;

•

although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	adjusted EBITDA does not reflect income tax expense or the cash necessary to pay income taxes;

•	adjusted EBITDA, adjusted net earnings and adjusted diluted EPS do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•

other companies, including companies in our industry, may calculate these measures differently and as the number of differences in the way two different companies calculate these measures increases, the degree of their usefulness as comparative measures correspondingly decreases.

Because of these limitations, adjusted EBITDA, adjusted net earnings and adjusted diluted EPS should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures only supplementally. Further important information regarding reconciliations of these non-GAAP financial measures to their respective most comparable GAAP measures can be found below.

VCI 3Q12 Earnings Page 4

Reconciliation of Adjusted EBITDA to Net Earnings and Cash Flows from Operating Activities

(dollars in millions)

Unaudited

		Three Months Ended
		Sept. 30,
		2012	2011
Net Earnings - GAAP		$36.7	$27.5

plus:	Income taxes	14.5	17.3
	Interest expense, net	7.5	8.1
	Depreciation and amortization	13.9	14.4
	Other non-cash expenses, net	0.4	0.3

EBITDA		$73.0	$67.6
plus:	Stock-based compensation expense	2.2	2.2

Adjusted EBITDA		$75.2	$69.8
	Income taxes	(14.5)	(17.3)
	Interest expense, net	(7.5)	(8.1)
	Changes in operating assets and liabilities	(11.8)	(12.2)

Cash Flows from Operating Activities		$41.4	$32.2

Reconciliation of Full-year 2012 Adjusted Diluted EPS to Full-year 2012 Diluted EPS Guidance:

Full-Year 2012
Guidance
Net earnings (in millions)	$125.2

Diluted EPS	$2.98
Restructuring and other non-recurring costs	$0.25

Adjusted diluted EPS	$3.23

Weighted Average Diluted Shares Outstanding (in thousands)(1)	42,034

(1)

Represents estimated weighted average diluted shares outstanding for the year ended Dec. 31, 2012 and assumes the use of 50% of annual free cash flow for stock repurchases. As of Sept. 30, 2012, $87.1 million had been used for share repurchases year to date.

VCI 3Q12 Earnings Page 5

About Valassis

Valassis is one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum® media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its digital offerings, including redplum.com and save.com, consumers can find compelling national and local deals. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and eight countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC, NCH Marketing Services, Inc. and Brand.net. For more information, visit www.valassis.com, www.redplum.com and www.save.com. To learn about advertising opportunities with RedPlum, please call 1-800-437-0479.

Cautionary Statements Regarding Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements Such factors include, among others, the following: price competition from our existing competitors; new competitors in any of our businesses; a shift in client preferences for different promotional materials, strategies or coupon delivery methods, including, without limitation, as a result of declines in newspaper circulation and/or increased competition from new media formats including digital; an unforeseen increase in paper or postal costs; changes which affect the businesses of our clients and lead to reduced sales promotion spending, including, without limitation, a decrease of marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses; our substantial indebtedness, and ability to refinance such indebtedness, if necessary, and our ability to incur additional indebtedness, may affect our financial health; the financial condition, including bankruptcies, of our clients, suppliers, senior secured credit facility lenders or other counterparties; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors, including, without limitation, high levels of coupon redemption rates; our failure to attract and retain qualified personnel may affect our business and results of operations; a rise in interest rates could increase our borrowing costs; possible governmental regulation or litigation affecting aspects of our business; clients experiencing financial difficulties, or otherwise being unable to meet their obligations as they become due, could affect our results of operations and financial condition; uncertainty in the application and interpretation of applicable state sales tax laws may expose us to additional sales tax liability; and general economic conditions, whether nationally, internationally, or in the market areas in which we conduct our business, including the adverse impact of the ongoing economic downturn on the marketing expenditures and activities of our clients and prospective clients as well as our vendors, with whom we rely on to provide us with quality materials at the right prices and in a timely manner. These and other risks and uncertainties related to our business are described in greater detail in our filings with the United States Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VCI 3Q12 Earnings Page 6

VALASSIS COMMUNICATIONS, INC.

Consolidated Balance Sheets

(dollars in thousands)

Unaudited

	Sept. 30, 2012	Dec. 31, 2011
Assets
Current assets:
Cash and cash equivalents	$90,344	$101,971
Accounts receivable, net	399,341	448,320
Inventories	31,860	41,120
Prepaid expenses and other	55,080	37,655

Total current assets	576,625	629,066
Property, plant and equipment, net	131,566	148,905
Goodwill	628,886	636,471
Other intangible assets, net	221,403	213,613
Other assets	16,085	16,392

Total assets	$1,574,565	$1,644,447

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion long-term debt	$18,750	$15,000
Accounts payable	284,473	334,378
Progress billings	40,552	39,975
Accrued expenses	82,008	98,409

Total current liabilities	425,783	487,762
Long-term debt	572,561	587,560
Deferred income taxes	66,672	67,404
Other non-current liabilities	44,450	52,187

Total liabilities	1,109,466	1,194,913
Stockholders’ equity:
Common stock	654	654
Additional paid-in capital	111,600	123,881
Retained earnings	1,106,434	1,021,566
Accumulated other comprehensive income	2,340	2,775
Treasury stock, at cost	(755,929)	(699,342)

Total stockholders’ equity	465,099	449,534

Total liabilities and stockholders’ equity	$1,574,565	$1,644,447

More tables to follow . . .

VCI 3Q12 Earnings Page 7

VALASSIS COMMUNICATIONS, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

Unaudited

	Quarter Ended Sept. 30,		% Change
	2012	2011
Revenues	$523,822	$528,391	-0.9%
Costs and expenses:
Cost of sales	388,284	395,728	-1.9%
Selling, general and administrative	73,358	80,520	-8.9%
Amortization expense	3,245	3,156	2.8%

Total costs and expenses	464,887	479,404	-3.0%

Operating income	58,935	48,987	20.3%

Other expenses and income:
Interest expense	7,563	8,148	-7.2%
Interest income	(46)	(54)	-14.8%
Other expenses (income), net	249	(3,856)	-106.5%

Total other expenses, net	7,766	4,238	83.2%

Earnings before income taxes	51,169	44,749	14.3%
Income tax expense	14,429	17,255	-16.4%

Net earnings	$36,740	$27,494	33.6%

Net earnings per common share, diluted	$0.90	$0.58	55.2%

Weighted average common shares, diluted	40,832	47,766	-14.5%

Supplementary Data
Amortization	3,245	3,156
Depreciation	10,680	11,210
Stock-based Compensation	2,220	2,197
Capital Expenditures	4,013	6,501

VCI 3Q12 Earnings Page 8

VALASSIS COMMUNICATIONS, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

Unaudited

	Nine Months Ended Sept. 30,		%Change
	2012	2011
Revenues	$1,582,645	$1,640,622	-3.5%
Costs and expenses:
Cost of sales	1,180,905	1,222,345	-3.4%
Selling, general and administrative	234,498	239,778	-2.2%
Amortization expense	9,557	9,467	1.0%
Impairment charge	7,585	—

Total costs and expenses	1,432,545	1,471,590	-2.7%

Operating income	150,100	169,032	-11.2%

Other expenses and income:
Interest expense	21,372	29,649	-27.9%
Interest income	(174)	(315)	-44.8%
Loss on extinguishment of debt	—	16,318
Other income, net	(525)	(6,168)	-91.5%

Total other expenses, net	20,673	39,484	-47.6%

Earnings before income taxes	129,427	129,548	-0.1%
Income tax expense	44,559	50,391	-11.6%

Net earnings	$84,868	$79,157	7.2%

Net earnings per common share, diluted	$2.00	$1.58	26.6%

Weighted average common shares, diluted	42,532	50,089	-15.1%

Supplementary Data
Amortization	9,557	9,467
Depreciation	33,465	36,020
Stock-based Compensation	7,021	6,564
Capital Expenditures	15,783	18,127

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